UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2013

LAREDO PETROLEUM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 12, 2013, Laredo Petroleum Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with certain affiliates of Warburg Pincus LLC (“Warburg Pincus”) and members of the Company’s management (together with Warburg Pincus, the “Selling Stockholders”) and J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale of (i) 13,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Company and (ii) 3,000,000 shares of Common Stock by the Selling Stockholders, at a price to the public of $23.75 per share ($22.9781 per share, net of underwriting discounts). Certain of the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to an additional 2,400,000 shares of Common Stock on the same terms.

The offering is expected to close on or about August 19, 2013. The Company will receive net proceeds of approximately $298 million (after deducting underwriting discounts and commissions and estimated offering expenses) from the sale of the shares of Common Stock offered by the Company. The Company intends to use the net proceeds from the offering to implement the Company’s planned exploration and development activities, accelerate its capital program (as appropriate), and for general corporate purposes. The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered by the Selling Stockholders.

Upon closing of the offering, Warburg Pincus will own approximately 57% of the Company’s outstanding Common Stock (assuming no exercise of the Underwriters’ option to purchase additional shares).

The Underwriting Agreement contains customary representations, warranties and agreements of each of the Company and the Selling Stockholders and customary conditions to closing, obligations of the parties and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The offering is being made pursuant to a prospectus supplement dated August 12, 2013 and the base prospectus dated March 22, 2013, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-187479).

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 7.01.  Regulation FD Disclosure.

On August 12, 2013, the Company announced that it had commenced the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On August 12, 2013, the Company announced that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated August 12, 2013, by and among Laredo Petroleum Holdings, Inc., the selling stockholders named therein and J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)
99.1	Press release dated August 12, 2013
99.2	Press release dated August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM HOLDINGS, INC.

Date: August 13, 2013	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated August 12, 2013, by and among Laredo Petroleum Holdings, Inc., the selling stockholders named therein and J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)
99.1	Press release dated August 12, 2013
99.2	Press release dated August 12, 2013